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                         Exhibit 23.1

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                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated January 21, 1999, accompanying the financial statements of the Morgan Stan-ley Dean Witter Select Equity Trust, Morgan Stanley High-Technology 35 Index Trust, Series 1, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration state-ment.

                                   Deloitte & Touche LLP
                                   ---------------------
                                   Deloitte & Touche LLP



January 21, 1999
New York, New York